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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated May 14, 1999 (except for Note 9, as to which the date is May, 1999), in the Registration Statement (Form S-1 No. 333- ) and related Prospectus of Net2Phone, Inc. for the registration of shares of its common stock.



                                                Ernst & Young LLP

New York, New York
May   1999


The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 9 to the financial statements.



                                                /s/ Ernst & Young LLP

New York, New York
May 17, 1999